EXHIBIT 99.1

KALMIN CORP.

Supplemental Information

Unaudited Pro Forma Consolidated Balance Sheets

November 30, 2018

	KALMIN CORP.	NoTie, LLC
	November 30,	September 30,	Proforma	Proforma
	2018	2018	Adjustments*	As Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$-	$52	$(52)	$-
Accounts receivable	-	986	(986)	-
Total Current Assets	-	1,038	(1,038)	-

Intagible assets	-	-	37,500	37,500
TOTAL ASSETS	$-	$1,038	$36,462	$37,500

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$17,858	$-	$-	$17,858
Advance from director	6,101	-	37,500	43,601
Total Current Liabilities	23,959	-	37,500	61,459

TOTAL LIABILITIES	23,959	-	37,500	61,459

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, par value $0.001 per share, 75,000,000 shares authorized, 4,836,500 shares issued and outstanding	4,836	-	-	4,836
Owner's withdraws	-	(128,480)	128,480	-
Additional paid in capital	30,404	129,518	(129,518)	30,404
Retained earnings (accumulated deficit)	(59,199)	-	-	(59,199)
Total stockholders' equity (deficit)	(23,959)	1,038	(1,038)	(23,959)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-	$1,038	$36,462	$37,500

To record acquired apps in exchange for $37,500
To eliminate the owner withdraws, and retained earnings of NoTie LLC
To eliminate the all accounts receivable for sales made prior to the closing date of this acquisition and cash on hand

See notes to unaudited pro forma condensed consolidated financial statements

KALMIN CORP.

Supplemental Information

Unaudited Pro Forma Consolidated Statements of Operations

For the three months ended November 30, 2018

	Three Months Ended	Three Months Ended
	November 30,	September 30,	Proforma	Proforma
	2018	2018	Adjustments	As Adjusted

Revenue	$-	$1,538	$(1,538)	$-
Cost of revenue	-	-	-	-
Gross Profit	-	1,538	(1,538)	-

Operating Expenses
General and administrative	8,556	150	(150)	8,556
Total Operating Expenses	$8,556	$150	$(150)	$8,556

Operating Income (Loss)	(8,556)	1,388	(1,388)	(8,556)

Income (Loss) Before Income Taxes	(8,556)	1,388	(1,388)	(8,556)
Provision for income taxes	-	-	-	-

Net Income (Loss)	$(8,556)	$1,388	$(1,388)	$(8,556)

Basic and Diluted Loss per Common Share	$(0.00)			$(0.00)
Basic and Diluted Weighted Average Common Shares Outstanding*	4,636,500			4,836,500

See notes to unaudited pro forma condensed consolidated financial statements

KALMIN CORP.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

These financial statements represent pro forma disclosures applicable to the Share Sale and Purchase Agreement with NoTie, LLC. The unaudited pro forma condensed balance sheet as of November 30, 2018, are based on the balance sheets of KALMIN CORP. as of November 30, 2018, and NoTie, LLC as of September 30, 2018. The unaudited pro forma condensed statement of operations for the three months ended November 30, 2018 is based on the statement of operations for KALMIN CORP. for the three months ended September 30, 2018 and the statement of operations of NoTie, LLC. for the three months ended September 30, 2018.

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheets have been derived from the historical November 30, 2018 balance sheet of KALMIN CORP. and balance sheet of NoTie, LLC as of September 30, 2018, after giving effect to the capital contribution agreement. The pro forma balance sheet and statement of operations present this transaction as if they had been consummated as of November 30, 2018, as required under Article 11 of Regulation S-X.

Historical financial information has been adjusted in the pro forma balance sheet to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. The pro forma adjustments presented in the pro forma condensed combined balance sheet and statement of operations are described in Note 3— Pro Forma Adjustments.

The unaudited pro forma combined financial information is for illustrative purposes only. These companies may have performed differently had they actually been combined for the periods presented. You should not rely on the pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the merger. Unaudited pro forma financial information and the notes thereof should be read in conjunction with the accompanying historical financial statements of NoTie, LLC included elsewhere in this report.

2. ACCOUNTING PERIODS PRESENTED

Certain pro forma adjustments were made to conform KALMIN CORP.’s accounting policies to the Company’s accounting policies.

The unaudited pro forma condensed combined balance sheet as of November 30, 2018 is presented as if the NoTie, LLC Capital Share Sale and Purchase Agreement had occurred on November 30, 2018, and combines the historical balance sheet of KALMIN CORP. at November 30, 2018 and the historical balance sheet of NoTie, LLC as of September 30, 2018.

The unaudited pro forma condensed combined statement of operations and comprehensive loss of the KALMIN CORP. and NoTie, LLC for the periods ended November 30, 2018, and September 30, 2018 is presented as if the acquisition had taken place on November 30, 2018.

3. PRO FORMA ADJUSTMENTS

The adjustments included in the pro forma balance sheet and statement of operations are as follows:

•	To record acquired apps in exchange for $37,500
•	To eliminate the owner withdraws, and retained earnings of NoTie LLC
•	To eliminate all accounts receivable for sales made prior to the closing date of this acquisition and cash on hand
•	To eliminate the revenue and expenses of NoTie LLC